SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2011, Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) accepted subscriptions from investors in the private placement described under Item 3.02 below. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On March 31, 2011, the Company held the first closing in connection with a private placement of its common stock. At the closing, the Company issued 2,509,447 shares of its common stock to 39 accredited and sophisticated investors, receiving gross proceeds of approximately $6.274 million, reflecting a per share placement price of $2.50 per share. The Company received net proceeds of approximately $5.1 million, net of placement commissions and a non-accountable expense allowance paid to the placement agent and other expenses of the offering, but excluding any value attributable to warrants to purchase up to an aggregate of 250,944 shares of Ampio common stock issued to the placement agent or its designees. No investor warrants or convertible securities were issued in the placement. Ampio intends to use the net proceeds of the placement for general corporate purposes, including funding clinical trials, intellectual property protection, and general and administrative expenses. The closing occurred on March 31, 2011, following the satisfaction of customary closing conditions. Copies of the placement agent agreement, the form of placement agent warrants, and the form of subscription agreement relating to the sale of the shares of common stock in the placement will be filed as exhibits to a Current Report on Form 8-K following the final closing under the placement. Each of the placement agent agreement and the subscription agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the placement agent agreement and the form of subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The shares of common stock issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Ampio plans to file a registration statement with the Securities and Exchange Commission (“SEC”) for the resale of the common stock as soon as practicable. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer and Corporate Secretary

On April 1, 2011, Bruce G. Miller resigned as Chief Financial Officer and Corporate Secretary of the Company effective April 4, 2011. A copy of Mr. Miller’s resignation letter is attached as Exhibit 99.1 hereto. Mr. Miller will remain as an employee of the Company in the capacity described in Exhibit 99.2 hereto.

(c) Appointment of New Chief Financial Officer and Corporate Secretary

On April 1, 2011, Mark D. McGregor was appointed the Chief Financial Officer and Corporate Secretary of the Company effective April 4, 2011. Mr. McGregor is to receive an annual salary of $150,000. He is also to receive a grant of stock options in an amount to be determined by the Board of Directors in April 2011. Mr. McGregor is employed at-will by the Company and is not a party to any employment, severance, post-termination or other agreement with the Company. Mr. McGregor has no family relationship with any current officer, director or employee of the Company.

Mr. McGregor purchased an aggregate of $50,000 in common stock in the placement described under Item 3.02 above. The Company has not been a party to any other transaction in the last fiscal year, and is not a party to any currently proposed transaction, in which Mr. McGregor or any of his immediate family members (as such term is defined in Item 404(b)(ii) of Regulation S-K) was or is a participant, or in which Mr. McGregor or his immediate family members had or will have a direct or indirect material interest. Set forth below is information that has been furnished by Mr. McGregor to the Company.

Mark McGregor, age 69, is a certified public accountant with over 30 years’ financial experience in a variety of industries. Mr. McGregor served in various financial capacities with Louisville, Colorado-based Storage Technology Corporation, or StorageTek, from February 1985 until October 2005. During this period, Mr. McGregor held three positions with StorageTek, including director of revenue management (1985-1987), assistant corporate controller (1987-1993), and vice president, corporate treasurer and corporate development (1993-2005). In these positions, Mr. McGregor’s responsibilities included treasury and risk management, developing financial strategic plans, cash management and investments, managing foreign currency and interest rate exposures, credit provider and credit rating agency relations, and insurance risk management. His responsibilities also included corporate and international consolidation and reporting, SEC and management reporting, financial integration, disbursements operations, evaluating potential acquisitions, conducting financial due diligence, negotiating credit line provisions to promote operating flexibility, optimizing capital structures, and implementing stock buy-back programs to enhance stockholder value. Mr. McGregor was directly involved in two divestitures and four acquisitions while with StorageTek, in addition to leading the deal team in connection with the sale of StorageTek to Sun Microsystems in 2005. After leaving StorageTek, Mr. McGregor served as the chief financial officer of Integrated Management Information, Inc., Castle Rock, Colorado, from February 2006 to November 2007. IMI is a publicly-traded provider of identification, verification and communications solutions for the agriculture, livestock, and food industries. Since retiring as chief financial officer of IMI in November 2007, Mr. McGregor has been engaged part-time in the real estate business as an agent with Keller Williams Realty in Castle Rock, Colorado. He began his career with Price Waterhouse, now PricewaterhouseCoopers LLP, where he spent 13 years with the Audit Department. Mr. McGregor holds a BBA degree in accounting from Texas A&M University and served in the United States Army from 1964 to 1966, where he attained the rank of First Lieutenant.

Item 7.01	Regulation FD Disclosure.

On April 1, 2011, Ampio announced the management changes described in Item 5.02 above. A copy of the news release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Ampio under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

99.1	Resignation Letter of Bruce G. Miller as Chief Financial Officer and Corporate Secretary.

99.2	Press Release dated April 1, 2011.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011, and its Form 10-Qs on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Donald B. Wingerter, Jr.
Donald B. Wingerter, Jr.
Chief Executive Officer

Dated: April 1, 2011

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Resignation letter of Bruce G. Miller as Chief Financial Officer and Corporate Secretary	Filed herewith

99.2	Press Release issued by Ampio Pharmaceuticals, Inc. on April 1, 2011 announcing the resignation of Bruce G. Miller and the appointment of Mark D. McGregor	Furnished herewith